Exhibit 23.6
February 11, 2026

CONSENT OF QUALIFIED PERSON

RESPEC Company, LLC (“RESPEC”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), consents to:

•the public filing by the Company and use of the technical report titled “Technical Report Summary Jordan Bromine Operation” (the “Jordan Bromine Technical Report Summary”), with an effective date of December 31, 2025 and dated February 5, 2026 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to this Form 10-K.

•the incorporation by reference of the Jordan Bromine Technical Report Summary into the Company’s Registration Statement on Form S-3 (No. 333-269815) and the Registration Statements on Form S-8 (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Jordan Bromine Technical Report Summary; and

•any extracts from or a summary of the Jordan Bromine Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Jordan Bromine Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC is responsible for authoring, and this consent pertains to, the Jordan Bromine Technical Report Summary. RESPEC certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Jordan Bromine Technical Report Summary for which it is responsible.

RESPEC Company, LLC

By: /s/ Susan B. Patton

Name: Susan B. Patton
Title: Principal Consultant, Mining & Energy